UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2021

PetMed Express, Inc. (Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Congress Avenue Delray Beach, FL 33445
(Address of principal executive offices) (Zip Code)

(561) 526-4444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

PetMed Express, Inc. (the “Company”) deeply regrets to announce that Mr. Robert C. Schweitzer, Chairman of the Company’s Board of Directors (the “Board”) and member of the Compensation, Corporate Governance and Nominating, and Investment committees passed away on February 21, 2021. Mr. Schweitzer joined the Company’s Board in November 2002 and served as the Chairman of the Board since July 2006. Pursuant to the Company’s Bylaws, the Board convened on February 24, 2021, for the purpose of electing a new Chairman and has duly elected Dr. Gian M. Fulgoni as the new Chairman of the Board, effective immediately.

Dr. Fulgoni has served as a member of our Board of Directors since November 2002, bringing considerable high level strategic experience and marketing knowledge to the Board. Dr. Fulgoni co-founded comScore, Inc. (NASDAQ:SCOR), a media data and analytics company, where he held various leadership positions, including Executive Chairman and CEO between 1999 and 2017.

Following Mr. Schweitzer’s passing, until a new director is appointed by the Board or elected by the shareholders, the Company’s Board has been reduced from six to five members, of which four are independent directors.

The Company is extremely grateful for Mr. Schweitzer’s dedication and service to the Company. The Company’s management and Board extends its sincere condolences to Mr. Schweitzer’s family.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2021

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name:	Bruce S. Rosenbloom
Title:	Chief Financial Officer

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